                                                                    EXHIBIT 99.2





   WMS - Q3 2003 WMS INDUSTRIES INC. EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: APRIL 29, 2003 / 4:30PM ET
--------------------------------------------------------------------------------
OPERATOR

Ladies and gentlemen, thank you for standing by. Welcome to the WMS Industries Fiscal Third Quarter Results Conference Call. During the presentation, all participants will be in a listen-only mode. Afterwards, we will conduct a question and answer session. At that time if you have a question, please press the "one" followed by the "four" on your telephone. As a reminder this conference is being recorded Tuesday, April 29, 2003. I would now like to turn the conference over to Mr. Brian Gamache, President and CEO. Please go ahead, sir.

--------------------------------------------------------------------------------
BRIAN GAMACHE  - WMS INDUSTRIES INC. - PRESIDENT, CEO, DIRECTOR

Thanks operator. Welcome to WMS Fiscal 2003 Third Quarter Conference Call. On the call with me today are Scott Schweinfurth, our CFO, Orrin Edidin, our Chief Operating Officer and Kathleen McJohn, our new General Counsel. On today's call, we will review the financial results for our third quarter, update you on the progress to date with technology improvement plan, the product expansion efforts and provide you with an overview of our comprehensive re-emergence plan. At the end of the call, we will take questions from investors and analysts. Before we get to the heart of the call, Kathleen will present a few cautionary comments.

--------------------------------------------------------------------------------
KATHLEEN MCJOHN  - WMS INDUSTRIES INC. - GENERAL COUNSEL

Thanks Brian. I need to remind everyone that today's call and simultaneous web cast contain forward-looking statements concerning future business conditions and the outlook for the Company based on currently available information that involves risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements depending on the factors described under Item 1, Business Risk Factors, in the Company's annual report on Form 10-K. The forward-looking statements made on this call, the webcast, and the archived version of the webcast are only made as of this date and the Company undertakes no obligation to publicly update the forward-looking statements, to reflect subsequent events or circumstances, except as required by law. I will now turn the call over to Brian for an overview of the Company's March 2003 quarter.

--------------------------------------------------------------------------------
BRIAN GAMACHE  - WMS INDUSTRIES INC. - PRESIDENT, CEO, DIRECTOR

Thanks Kathleen. During the March quarter, we accomplished a variety of milestones on the Company's path toward re-emergence, which is now just about six months away. We are very focused on all that is necessary for us to re-establish the Company's position as one of the leading suppliers of casino gaming devices. While we are disappointed that the financial results for March 2003 quarter were not closer to break even, we know that the increased expenses that we are incurring are necessary to position us for re-emergence later this year. We have, and will continue to, aggressively manage our costs while we work through the relatively short balance of this transition period. I would like to turn over the call to Scott to provide greater commentary as to our financial results.

--------------------------------------------------------------------------------
SCOTT SCHWEINFURTH  - WMS INDUSTRIES INC. - CFO

Thanks, Brian. Today WMS reported a loss of $0.06 per share for the March 2003 quarter compared to break-even results reported in the March 2002 quarter. As detailed in today's news release, revenue for the March 2003 quarter grew by $5.7 million or 16% to $41.8 million reflecting an increase of $7.4 million in product sales partially offset by a decrease in participation revenues of $1.7 million. The increase in product sales revenues was due principally to a 69% increase in the number of gaming devices sold to 1,601 units, compared to 948 units sold in the year ago quarter and as expected, continued increases in OEM conversion revenues.

The decrease in participation revenues was principally due to a decline from the prior year quarter in the average install base of participation games of 407 units to 5,336 units and a decrease in the net revenue per day from $38.53 to $37.10. The period end installed base decreased sequentially from December 31, 2002 by 277 units to 5,300 units. Our overall gross profit increased by $2.3 million to $24.3 million. The gross margin on products sales revenues increased to 37% from 20% last year, primarily due to higher margin products representing a greater percentage of product sales revenues and higher production volumes which decreased the cost per unit sold, partially offset by a decrease in the average sales price per unit. The gross margin on participation revenues decreased to 79% from 84% due to the decrease in the net revenue per day, lower gross margin on revenues from the Survivor wide-area progressive products, which was first introduced in April 2002, and higher royalty, the royalties payable to licensors.

The $2.4 million gross profit margin gain was more than offset by increases in research and development cost, selling and administrative cost and depreciation expense that in total increased by $7 million. Research and development cost increased by $3.3 million, up 49% as we continue to implement our technology improvement plan while making preparation to expand our product offerings. Selling and administration cost increased by $3.4 million, due to costs being incurred in preparation for the Company's reemergence, costs to implement an Oracle Enterprise Research Planning system and increased legal expenses. Depreciation expense increased modestly.

We have, and we will continue to, aggressively manage our controllable expenses during this transition period. We do expect as we get closer to commercializing our all new CPU-NXT operating system and Bluebird cabinet, our selling and administrative expenses will grow to support the ramp up of our re-emergence as we expand into multiple product lines, and Brain will touch on similar plans, later in this call. In addition to the 1,601 units sold during the March quarter, we also shipped 500 gaming stations ordered by Multimedia Games, Inc. under an original equipment manufacturing agreement. As expected, with sales of over 1,300 conversions during the quarter, game conversion revenues continued to be strong, as operators refreshed their installed WMS gaming devices with exciting new WMS games. Again, we expect continued strength in game conversion revenues during the next six months, since operators seek the benefits of our new games, while they wait for the new operating system and the new cabinet.

The average installed base of our participation units declined in the March 2003 quarter is 5,336 units. While we received four new game approvals in the March quarter, given that our current gaming devices do not support certain features and functionality required by our customers, our installed base declined slightly instead of growing as had been anticipated. For example, a couple of casino operators have removed our participation games because our current platform does not support the Dual Port Easy-Pay system that is deployed on their casino floors. In addition, competition for floor space is intensified as casinos have more participation options to choose from. In the March quarter, we received additional approvals for Pac-Man Frenzy and Hollywood Squares version 1.5, as well as the first approval for Hollywood Squares 2.0, called The Center Square. We also received the first approval to the next version of our Monopoly branded series called Free Parking, ahead of schedule. WMS currently has a net backlog of customer requests for over 400 additional gaming machines, an increase of 45% from our net backlog at December 31st, 2002. In addition, the Company has a backlog of over a 1,000 game conversions to new participation themes.

Our balance sheet remains very solid with cash and short-term investments of $74.6 million at March 31st 2003, including $2 million of restricted cash for progressive jackpots. The decrease from December 31st, 2002 was primarily due to expenditures of $7.9 million in the quarter for completion of the buy-back program authorized by our Board of Directors in September 2002. In addition, we spent $2.9 million on capital expenditures for participation gaming machines, which will immediately generate revenue, and we spent $4.5 million for facilities and equipment. We also invested $3.7 million on royalty advances for new technology and brand licenses in the quarter. Our cash flow from operating activities totaled $5.1 million for the quarter benefiting primarily from $6.7 million in non-cash depreciation expense. At March 31st, 2003, our total stockholders equity was over $235 million, so our book value per outstanding share was approximately $7.80 with cash and short-term investments representing $2.47 per outstanding share of that amount. Of course, we still have no debt. Finally our ratio of current assets to current liabilities is over 6.6 to 1.

During the quarter WMS purchased 681,700 shares on the open market for $7.9 million at an average price of $11.60 per share to complete the $10 million stock buyback program authorized by our Board of Directors last September. Since the first program was put into place in January of 2002, we've repurchased 2,401,200 shares on the open market or 7.4% of the previous number of shares outstanding for $30 million at an average price of $12.49 per share. As we announced in today's press release, our Board of Directors has now approved an additional $10 million stock buyback program for the next 12 months. We anticipate that this will prove to be a prudent use of our cash resources as we re-emerge with our new operating system, cabinet and broadened array of product offerings. Finally, we settled our lawsuits with Shuffle Master, Inc. The settlement agreement provides for among other things cross licenses of specified technologies between the companies and permits Shuffle Master to convert a limited number of WMS games in the field. I would now like to turn the call back over to Brian for further commentary.

--------------------------------------------------------------------------------
BRIAN GAMACHE  - WMS INDUSTRIES INC. - PRESIDENT, CEO, DIRECTOR

Thanks Scott. I'd like to address three very important topics for our investors. First, the progress of our technology improvement plan; second, our strategy to expand our product lines; and third, the re-emergence we have launched as we are now two quarters away from shipping our new products. Let me review the progress since our last call, and I will start with the technology improvement plan.

First, the short-term phase of the technology improvement plan is practically complete. All mandatory upgrades for 2.57 version of the operating system are complete except the three casinos in Ontario, and we will now offer this version in other jurisdictions as an optional upgrade. Since its implementation, the
2.57 version has been substantially more stable than previous software versions and the gaming regulars have acknowledged this. This past quarter, the Nevada gaming lab approved version 2.59 of our legacy operating system software for printer games. We are now in the second phase of the approval process, which will consist of a 30-day field trial to be conducted by the audit division of the Nevada Gaming Control Board. Assuming successful completion of the field trial, we will begin the upgrade of our printer gaming devices in Nevada before the end of this quarter and expect to complete the upgrade in July. Nevada is the only gaming jurisdiction that has mandated of full upgrade of printer gaming devices to version 2.59. Second, our goal for the mid-term phase of the technology improvement plan is to implement our new CPU-NXT operating system that contains features and functionality currently demanded by our customers, but lacking in our legacy platform.

As previously reported, in order to mitigate risk, we adopted a dual path development strategy for our new operating system. We have submitted both versions of CPU-NXT to the regulators in all six North American gaming labs and have currently begun to receive lab approvals for the initial version of the software. These initial lab approvals are important first steps to securing the final regulatory approval to the commercial version of CPU-NXT that we'll expect to begin marketing later this calendar year. We anticipate announcing our choice between the two versions of CPU-NXT in early summer. Our goal for the June quarter is to begin field tests of CPU-NXT, the first of which is scheduled for early May. We expect to receive the first regulatory approval of the commercial version of CPU-NXT late in the September quarter and additional regulatory approvals should follow in the months thereafter. Based on past experience, we believe we will receive new game theme approvals of CPU-NXT within a month or two, following the operating system approval.

We also expect first approvals in our award winning Bluebird Cabinet in the December quarter. At the G2E gaming show in Las Vegas September 16 through the 18, we will conduct a major launch event for CPU-NXT, the new Bluebird Cabinet and a library of great new games and new product lines. We expect to be writing customer orders at the show. We are getting close to the finish line with this phase of the technology improvement plan, with first shipments expected in a little over six months.

Third, for the long-term phase of technology improvement plan, we have, over the last few months, continued to explore future requirements for the next generation operating system. And we have begun to deploy resources to this longer-term effort.

The second major strategic objective that we are addressing during this transition period is the expansion of our product lines to emerge as a full-service gaming machine provider. One of the most important new products in achieving this plan is our mechanical reel spinning platform which has been developed for our Bluebird cabinet as well, and the first version of this has been submitted to regulators in February. Our goal for the June quarter is to begin field trials for the mechanical reel spinning platforms. And we have targeted the commercialization of this product in the March 2004 quarter.

Another significant new product line will be our proprietary Wide Area Progressive System. Our system, which links multiple gaming devices in multiple locations, has been undergoing ongoing internal beta testing per month. The Nevada Gaming Commission approved WMS as an operator of inter-casino link systems, an important step towards commercialization of our proprietary wide area system, which we expect to occur in late fiscal 2004.

Lastly, we have licensed and internally developed several new proprietary poker game concepts on which we recently completed focus group studies with great success. Based on the data collected in these studies, we expect to introduce our first game in this new product line also in the March 2004 quarter.

To optimize our opportunities for successful re-emergence we have developed and begun implementation of a comprehensive plan to ensure we have the appropriate structure in place to re-launch the Company. While in past conference calls, we have focused our comments primarily on technology and product development efforts, we've also been actively re-inventing other aspects of our Company to better serve our customers. Allow me to highlight a few of the changes.

First, we have developed a service excellence strategy that not only provides our customers consistent quality in service practices from all WMS regional offices, but also empowers our customers to conduct their own maintenance servicing on WMS gaming devices. We are currently implementing nine service excellence modules based on a new customer focus.

Second, in manufacturing and in preparation of the ramped up demand, we are seeking even further efficiencies over those achieved when we first moved to Waukegan. We have re-configured our factory floor to maximize production efficiency and flexibility, and we are in the final stages of implementing lean manufacturing processes and are educating our management on demand-flow techniques.

Third, from the marketing and sales standpoint, we have worked to develop a re-launching initiative and a bold new marketing campaign that begins this summer and continues through next spring. This campaign, coupled with the comprehensive communication plan will help keep customers informed of all our new products available from WMS. Our sales team has already begun sales training on the new products and game content they will soon be able to sell, and they continue to have a high level of enthusiasm.

Fourth, an important step towards achieving best practices is our implementation of the Oracle Enterprise Resource Planning System, which is expected to go live later this year. Implementation of the system is expected to provide us with better data to make better business decisions as well as increase operating efficiencies.

And finally, for each of the areas I just described, we are developing a comprehensive training program for our staff, our customers and our suppliers to ensure everyone is thoroughly prepared for the re-launch.

All of these initiatives are just a sampling of the projects underway to ensure that our infrastructure is capable of re-launching the Company successfully. The most exciting part for me is that the time frame for re-launch is now upon us. We expect to ship new Bluebird cabinets for CPU-NXT and new games in about two quarters, and we will have launched our mechanical reel, poker and some experimental games and be on the cusp of launching our wide area progressive products, all within the next 12 months.

From a financial perspective, we have just two more challenging quarters before we expect to begin to turn the corner and see return on the investments we have made. As we have demonstrated over the last five quarters, we expect to be able to continue to manage the business without incurring significant operating losses or impacting our very solid balance sheet. We expect both the June and September 2003 quarters will result in moderate operating losses, but no significant reduction in cash investments, except for the cash to be used in the new share repurchase program. In addition, in the June quarter, we anticipate that we will record a charge for a previously announced restricted stock grant if our Board of Directors determines that we have met the vesting conditions, which are primarily based on successful stabilization of the legacy operating system.

In summary, WMS management continues to focus on ensuring the on time re-emergence of the Company later this calendar year while actively managing our financial resources and expenses. We believe that operating results and the data that we've provided in our conference calls over the last 15 months clearly demonstrate both our commitment to and achieving these objectives of our ability to make forward progress. We look forward to executing our re-emergence campaign over the next coming months, after which we expect to see improved financial results reflecting the appropriate returns on our investments, and the Company is well positioned to take full advantage of a burgeoning industry. Operator, we will now take questions.

QUESTION AND ANSWER


--------------------------------------------------------------------------------
OPERATOR

Thank you sir. Ladies and gentlemen, if you would like to register a question please press the "one" followed by the "four" on your telephone. You will hear a three-tone prompt to acknowledge your request. If your question has been answered and you would like to withdraw your registration, please press the "one" followed by the "three". If you are using a speakerphone please pick up your handset before entering your request. One moment please for the first question. The first question is from the line of Bill Lerner with Prudential Securities. Please go ahead with your question.

--------------------------------------------------------------------------------
BILL LERNER - PRUDENTIAL SECURITIES

Hi guys. Would you kindly share with us, I guess, anecdotally what you are hearing and/or seeing from the casinos out there right now as it relates to the pending product? What do they know, what do they expect and what are they telling you, because there seems to be lingering, as you would expect, concern about your recapture of market share going forward, what's your roll forward with CPU-NXT? Thanks.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Well Bill, I think there are a couple of telltale signs. We had announced in our information results that we had 1,300 conversions in the March quarter. In addition to that, as Scott mentioned, we have 400 backlog of our participation games and another 1,300 on backlog on conversions of participation games. So, at the end of the day, I think our customers are now seeing the game approval process has opened up and that our games are doing quite well. In fact, Leprechaun's Gold, Jackpot Stampede, X Marks the Spot and MONOPOLY Hot Properties are doing very well. Most of the games, we've released in the last quarter or two. So, I think our game content has never been a concern. The fact that people are ordering the conversions, and there's a high demand for our game content is encouraging.

And then, the second part of that is, we've brought a number of customers through our technology campus over the last 15 months to see the progress that we've made and meet our team of people that we have in place, and I think the comments that we've heard from the operators who have been through here as well as the regulators and the financial community is overwhelmingly positive. So, we believe that seeing is believing. We're focusing all of our efforts on making milestones and getting this thing to the finish line. G2E is going to be our coming out party and we will have 40 new games at G2E. We have, again, new product lines, new cabinets, new operating systems and all the hard work that we've been working on so diligently for the last 18 months that have come to fruition in our G2E. So, we are very excited about our coming out, and we're very anxious to get back to a normalized run rate of game sales.

--------------------------------------------------------------------------------
BILL LERNER - PRUDENTIAL SECURITIES

Thanks Brian. Just one follow-up to that. I want to see if there's anyway you can try to put into perspective the opportunity for mechanical reels going forward. Obviously, you guys were, I guess, the number two player only selling 30% of the product being - effectively 30% of the product being video-based slots. But, what do you see in terms of order of magnitude relative to your video-based product in terms of what you can do going forward there? Thanks.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Well, fiscal 2001, Bill, as you are aware, we sold over 19,000 plus games on six new game themes. And that's with a single focus on the multi-line, multi-coin video market. And going forward, we'll be able to serve all markets. We'll be able to serve the 100% of the casino floor space, which as you pointed out, we only could serve 30% of the space up until now. So, I think when you look at market share recapture between the reel-spinning products, our wide area progressive system, and our new poker products and experimental games, we are poised to recapture a significant market share going forward. And again, when you look at the number of themes we had some two years ago and the number of themes we're going to have currently and additional product lines, we are very, very excited about the future and that's not counting the new jurisdictions that will be added along the way. So, I think, we are very well positioned.

--------------------------------------------------------------------------------
BILL LERNER - PRUDENTIAL SECURITIES

Thanks, Brian.

--------------------------------------------------------------------------------
OPERATOR

Your next question is from the line of David Small with Goldman Sachs. Please go ahead.

--------------------------------------------------------------------------------
DAVID SMALL - GOLDMAN SACHS & CO.

Hi, Brian and Scott. How are you doing? I guess - I just want to ask you a question about this restricted stock. Is this the stock that relates to 250,000 shares relating to Lou Nicastro?

--------------------------------------------------------------------------------
BRIAN GAMACHE

Yes, it is.

--------------------------------------------------------------------------------
DAVID SMALL

I guess I am a little surprised that you're mentioning it in terms of coming being awarded in June. When I was reading the-- going back to the 10-K-- when it talks of timely completion of the technology improvement plans. And it seems like it's not clear that technology improvement plan has been completed.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Let's turn this over to Orrin, if I may, David.

--------------------------------------------------------------------------------
ORRIN EDIDIN - WMS INDUSTRIES INC. - COO

That actual testing criteria relates specifically to the stabilization of our legacy's system. And we've made significant progress since that first prong of our technology improvement plan is nearly complete. And, as our expectation that, with the completion of 2.59, that our Board will likely view that as having been satisfied.

--------------------------------------------------------------------------------
BRIAN GAMACHE

And that's a positive thing, David, because again this puts that chapter behind us, and we are interested to move forward on CPU-NXT and Bluebird, our new operating system, and this puts that chapter behind us.

--------------------------------------------------------------------------------
DAVID SMALL

That restricted stock didn't have anything to do with our going forward. That was only dealing with up to 2.59?

--------------------------------------------------------------------------------
BRIAN GAMACHE

That is correct.

--------------------------------------------------------------------------------
ORRIN EDIDIN

That's correct.

--------------------------------------------------------------------------------
DAVID SMALL

Okay, thank you.

--------------------------------------------------------------------------------
OPERATOR

The next question is from the line of Dan Szemis with Chilton Investment Company. Please go ahead.

--------------------------------------------------------------------------------
DAN SZEMIS -- CHILTON INVESTMENT COMPANY

Hi, Brian, how are you doing?

--------------------------------------------------------------------------------
BRIAN GAMACHE

Hi, Dan

--------------------------------------------------------------------------------
DANIEL SZEMIS

I just wanted to ask again if a little more detail about the participation side of the business. Can you give a little color on what the churn rate was and what that implies? It sounds like with the increase in the backlog that if all that is shipped in the quarter that, that might be enough to stabilize so that you don't lose more installed base in the quarter. But I just want to get your view on that. And also obviously you are going to depend on the win-per-day trajectory and how much lower that was at the quarter versus the beginning of the quarter, since I am sure that's a key criteria for your customers there.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Well, Dan, as you know, the win-per-day is really-- totally correlates to the number of how frequently the games are refreshed. And the reason why we found that reduction of win per day, as you know, in the past we were not able to keep the games refreshed. Now, in the last quarter, we've got the game approvals. In fact, as we disclosed last call, we were getting approvals from all major jurisdictions, and we received four participation game approvals in the March quarter. So that's going to translate to our ability to keep those themes refreshed and to meet those aggressive conversions that are on the books probably. As long as we keep the games fresh and have new products coming out as we currently have planned, this footprint should stabilize. The games that we lost in the last quarter, primarily were due to us not having the functionality that cashless gaming requires in our legacy operating systems that we will have a few quarters from now upon the approval of the CPU-NXT and Bluebird. So it's really a cashless deal. It's really no way for us to forecast when casinos are going over to cashless, you know, it's a trend that's here. We respect it and, going forward, we believe that because of our backlog we will be able to stabilize this, as you pointed it out.

--------------------------------------------------------------------------------
DAN SZEMIS

Okay, so we are trying to understand that the loss in the installed base not really due to the win per day so much as it was to the lack of features, which isn't really going to be corrected?

--------------------------------------------------------------------------------
BRIAN GAMACHE

It's not going to be corrected for two more quarters --

--------------------------------------------------------------------------------
DAN SZEMIS

 So that actually could continue the trend if more casinos do go this cashless...

--------------------------------------------------------------------------------
BRIAN GAMACHE

Again, but I think that because of our backlog that we currently have as you pointed out 400 games, plus the conversion backlog which is the highest it has ever been. It's going to allow us to keep the earnings of the games up. This is going to be like bringing fresh new product out there, and, as you know, the life cycle of the product is six months, and it has a pretty much of a honeymoon period for the first two months or three months of high earnings. So we think that we have the recipe in place to stabilize the existing install base.

--------------------------------------------------------------------------------
DAN SZEMIS

All right.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Again, based on the conversions of the cashless floors, that will yet to be determined.

--------------------------------------------------------------------------------
DAN SZEMIS

You have any follow on from Multimedia Games, or is that kind of an initial shipment of greater amount of games that they are going to order, or how is that looking?

--------------------------------------------------------------------------------
BRIAN GAMACHE

We have just completed the 1000 games that we had. We had two quarters of 500 games in a row, and we are currently talking to them about further negotiations.

--------------------------------------------------------------------------------
DAN SZEMIS

But nothing as a backlog at this point?

--------------------------------------------------------------------------------
BRIAN GAMACHE

That's correct.

--------------------------------------------------------------------------------
DAN SZEMIS

All right.  Thanks very much.

--------------------------------------------------------------------------------
OPERATOR

The next question is from the line of Joe Garner with Emerald Asset Management, please go ahead.

--------------------------------------------------------------------------------
JOE GARNER - EMERALD ASSET MANAGEMENT

Good afternoon. Just wondering if you can talk a little bit more, you gave some general guidance for the next two quarters, but it seems that the participation revenues maybe flattish as you just talked about with the new games coming on, but, with the expense increases coming up in the next two quarters, it would sound like the operating loss would be at least the same level if not more than what you had this current quarter. So I wondered if you could talk about that a little bit.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Joe, as you know, we gave no guidance in January 2002 because we were unable to have greater visibility, and we are still not there yet; and, while I appreciate the fact that we don't make your jobs very easy, we are anxious to begin regaining visibility as soon as we possibly can. Now is not the right time for us to reinitiate guidance, but I would go back to the comment you made about the participation business. We would see that this backlog of installations that we have, in addition to the backlog of incremental gains, would allow us to pick up some momentum there. Certainly it's not going to be enough to return us to profitability because of our expense ramp up. But again, you should not look at that as anything but a positive as far as the participation business goes. So, to answer your question, we are not prepared to give further guidance right now, and again, as I mentioned in the comments, we have two more bumpy quarters until we get to the promised land and we are focusing the Company on executing and reaching milestones and trying to manage expenses the best we can.

--------------------------------------------------------------------------------
JOE GARNER

I understand your comments regarding guidance but the comments that you made earlier in the call regarding, I forget if the term was slight or minimal operating losses, it sounds--I don't know how you would characterize the $5 million operating loss in this quarter, if that would be in the slight or minimal category. So, I am trying to understand what you were talking about in the June and September quarters, were you talking like you think it's more than this quarter or less than this quarter, I am having a hard time putting in into context?

--------------------------------------------------------------------------------
BRIAN GAMACHE

I apologize for that, Joe, but I really can't go any further without giving guidance.

--------------------------------------------------------------------------------
JOE GARNER

Terrific. Another separate question and perhaps for Scott- you have the tax benefit in the quarter, just trying to get a sense of where you would expect the tax rate could be going forward?

--------------------------------------------------------------------------------
SCOTT SCHWEINFURTH

Well, I think our effective rate has hung in pretty much around 36% to 37% over the last couple of years. I would expect that it would be at that rate going forward.

--------------------------------------------------------------------------------
JOE GARNER

Okay, and, Brian, any further updates on Rapid Roulette, you talked about that towards the end of last year. I just wonder if have seen any progress there?

--------------------------------------------------------------------------------
BRIAN GAMACHE

Well, we've had it out on tests, and we are currently going through some regulatory issues that are causing us some delays, but we will have more reports on that in future quarters.

--------------------------------------------------------------------------------
JOE GARNER

Okay, thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Ladies and gentlemen, if there are any additional questions, please press the "one" followed by the "four" on your telephone. Once again, if you do have a question, please press the "one" followed by the "four". The next question is from the line of David Barteld with Wells Fargo. Please go ahead.

--------------------------------------------------------------------------------
DAVID BARTELD - WELLS FARGO SECURITIES, LLC

Good afternoon guys.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Hi, David.

--------------------------------------------------------------------------------
DAVID BARTELD

Would you - maybe to ask one of the previous questions in a little bit different way. Can you give us an idea of just looking at your R&D and SG&A expenses over the next three of four quarters would you expect them to stay at kind of a similar run-rate as what we saw in this past quarter?

--------------------------------------------------------------------------------
SCOTT SCHWEINFURTH

Yeah, I think, David, for the R&D expenses, we anticipate that June is going to be higher than the March quarter was and, September may be higher than the June quarter is. And, what's driving that right now is, we have these multiple platforms that we are sending off to regulators, of submission fees relative to both platforms and operating systems and then gains are driving that number to be higher than it traditionally has been. Until we get the approvals on all of these, that's going to tend to drive the R&D costs up. On selling and administrative, I think you recall that when we announced the three-part technology improvement plan, back in January of '02,we also announced a layoff that affected about 15% of our workforce, and most of that layoff was attributable to adjusting our staffing to lower levels of revenues. Now that we are going to be positioning ourselves for revenue growth, we have to do some staffing up in advance to that so that we have a trained workforce ready to go.

--------------------------------------------------------------------------------
DAVID BARTELD

Gotcha, thank you very much.

--------------------------------------------------------------------------------
OPERATOR

The next question is from the line of Bill Lerner with Prudential Securities. Please go ahead.

--------------------------------------------------------------------------------
BILL LERNER

Thanks. One other follow-up. Can you guys just give us a sense on what you are hearing as it relates to U.S. and then the international gaming expansion? Thanks.

--------------------------------------------------------------------------------
BRIAN GAMACHE

As far as the U.S. gaming expansion, Bill, we are looking at Pennsylvania is looking very strong as a new jurisdiction, and we think California and Illinois are probably going to have expansions in both of those jurisdictions. But as far as international goes, we have heard that England is taking a little bit more time [than] we have hoped, and Mexico is probably going to happen within the next 12 to 18 months. But those are the things that we hear. So, as far as our current numbers and so forth, we have not baked-in a whole lot of expansion through the next 12 months. We think it's more likely going to be 18 to 24 months horizons, which really works well for our re-emergence because we will be very well positioned and ready for that to enjoy that growth.

--------------------------------------------------------------------------------
BILL LERNER

Thanks.

--------------------------------------------------------------------------------
OPERATOR

Mr. Gamache, I would now like to turn the conference back over to you. Please continue with your presentation or any closing remarks.

--------------------------------------------------------------------------------
BRIAN GAMACHE

Thank you for joining us to get an update on WMS, and we appreciate your continued support and patience. We look forward to reporting more progress on our past and future success on our fiscal year-end conference call in mid-August. Have a nice day.

--------------------------------------------------------------------------------
OPERATOR

Ladies and gentlemen, that does conclude your conference call for today. We thank you for your participation, and all of you please disconnect your line.